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                                                                    Exhibit 3.53



                          [NAME OF LIMITED PARTNERSHIP]

                          LIMITED PARTNERSHIP AGREEMENT


         This Limited Partnership Agreement is made as of this ________ day of _____________________ by and between the undersigned parties (the "Partners") in accordance with the __________________________________ of the State of
_______________________ (the "Act").

         The Partners, in consideration of the mutual promises contained herein and intending to be legally bound, agree as follows:

                                 SPECIFIC TERMS

         1. The name of the Limited Partnership (the "Partnership") and the address of the Partnership's principal office are
                  _________________________________________________________.

         2.       The name and address of the General Partner are
                  _______________________________, a __________________________,
                  ________________________________________________.

         3. The name and address of the Limited Partner are _______________________________, a _________________________,
                  or its designee, __________________________________.

         4. The percentage interests and capital contributions of the Partners are as follows:

                  General Partner     Percentage Interest   Capital Contribution
                  ---------------     -------------------   --------------------
                  [NAME]

                  Limited Partner

                  [NAME]


         5.      The date of formation of the partnership is __________________.

                                  GENERAL TERMS

         In addition to the above-specified Specific Terms, the Partners agree as follows:

         1. The terms and conditions specified in the Limited Partnership Certificate for the Partnership attached hereto are incorporated herein by reference and shall be part of this Agreement.







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         2.       To the extent not specified or incorporated herein, the
                  Partnership shall be governed by the Act.

         3. A Limited Partner's interest may be assigned in whole or in part at any time, and an assignee of a Limited Partner may become a Limited Partner, without the prior written consent of the General Partner.

         4. All profits and losses of the Partnership shall be shared and borne by, and all distributions by the Partnership shall be made to, the Partners in accordance with their Percentage Interests, as set forth above.

         5. The General Partner shall have the authority to act on all matters for and on behalf of the Partnership without the prior written consent of the Limited Partner.

         IN WITNESS WHEREOF, the Partners have duly executed this Partnership Agreement as of the day and year first written above, intending this Partnership Agreement to be effective as of the date of formation specified above.


                                                     GENERAL PARTNER
                                                     [NAME]

                                              By:    ___________________________
                                                     Name:
                                                     Title:


                                              Attest:___________________________
                                                     Name:
                                                     Title:



                                                     LIMITED PARTNER
                                                     [NAME]


                                              By:    ___________________________
                                                     Name:
                                                     Title:


                                              Attest:___________________________
                                                     Name:
                                                     Title: